TABLE OF CONTENTS

Pages

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets	1-2

Statements of Operations	3-4

Statements of Changes in Stockholders’ Equity	5

Statements of Cash Flows	6

NOTES TO FINANCIAL STATEMENTS	7-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of United Strategies, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of United Strategies, Inc. and Subsidiaries (the “Company”) as of June 30, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2011. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on thisconsolidated financial statement based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Strategies, Inc. and Subsidiary as of June 30, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Stegman & Company, P.C.

Baltimore, MD
March 30, 2012

UNITED STRATEGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2011 and 2010

ASSETS

	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$377,212	$891,729
Accounts receivable, net of allowance for doubtful accounts of $255,000 for 2011 and 2010	14,461,926	13,137,096
Other receivable	-	24,707
Inventory, net of allowance for obsolescence of $40,000 for 2011 and 2010	1,766,064	1,669,506
Prepaid expenses	100,295	199,298
Notes receivable – stockholders	-	7,357
Deferred income taxes	166,158	138,463

Total current assets	16,871,655	16,068,156

PROPERTY, PLANT AND EQUIPMENT:
Net of accumulated depreciation of $468,067, $394,044 and $327,671 for 2011, 2010 and 2009 respectively	201,130	241,635

OTHER ASSETS:
Goodwill, net of accumulated amortization of $1,318,680 for 2011 and 2010	1,558,536	1,558,536
Intangible Assets – Niksar, net of accumulated amortization of $91,667 for 2011	183,333	275,000
Cash surrender value of life insurance	374,827	124,385
Other assets	11,912	11,912

Total other assets	2,128,608	1,969,833

TOTAL ASSETS	$19,201,393	$18,279,624

See accompanying notes.

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UNITED STRATEGIES, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2011 AND 2010 LIABILITIES AND STOCKHOLDERS' EQUITY

	2011	2010
CURRENT LIABILITIES:
Accounts payable	$11,110,476	$11,354,312
Accrued expenses	282,712	440,506
Revolving line of credit	4,817,951	3,489,367

Total current liabilities	16,211,139	15,284,185

STOCKHOLDERS' EQUITY:
Series B convertible preferred stock, designated 702,000 shares, issued and outstanding 167,000 shares in 2011 and 2010 (aggregate liquidating preference of $308,950 in 2011 and 2010)	167	167

Common stock $.001 par value, 20,000,000 shares authorized 7,100,889 and 7,921,456 shares issued and outstanding in 2011 and 2010, respectively	7,100	7,921

Additional paid in capital	2,048,866	2,098,665
Retained earnings	934,121	888,686

Total stockholders' equity	2,990,254	2,995,439

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,201,393	$18,279,624

See accompanying notes.

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UNITED STRATEGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2011, 2010 and 2009

	2011	2010	2009

REVENUE	$92,613,839	$84,077,583	$104,803,724

COST OF REVENUE	85,535,438	77,775,430	96,323,219

GROSS PROFIT	7,078,401	6,302,153	8,480,505

OPERATING EXPENSES:
Selling, general and administrative	6,757,170	6,261,321	6,976,253
Depreciation and amortization	165,690	66,373	56,738

Total operating expenses	6,922,860	6,327,694	7,032,991

OPERATING INCOME (LOSS)	155,541	(25,541)	1,447,514

INTEREST EXPENSE (NET)	97,644	135,792	71,285

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	57,897	(161,333)	1,376,229

INCOME TAX EXPENSE (BENEFIT)	12,462	(65,335)	544,256

INCOME (LOSS) FROM CONTINUING OPERATIONS	45,435	(95,998)	831,973

DISCONTINUED OPERATIONS
Income from operations of discontinued subsidiaries, including loss on disposal of $69,877 for the year ended June 30, 2009	-	-	220,886
Income tax expense	-	-	107,865

Total income from discontinued operations	-	-	113,021

NET INCOME (LOSS)	$45,435	$(95,998)	$944,994

See accompanying notes.

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UNITED STRATEGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2011, 2010 and 2009

	2011	2010	2009
Basic Earnings per share - continuing operations	$0.01	$(0.01)	$0.13
Dilutive Earnings per share - continuing operations	$0.00	$(0.01)	$0.10

Basic Earnings per share - discontinued operations, net of tax	$-	$-	$0.02
Dilutive Earnings per share - discontinued operations, net of tax	$-	$-	$0.01

Basic Earnings per share	$0.01	$(0.01)	$0.15
Dilutive Earnings per share	$0.00	$(0.01)	$0.12
Weighted average shares - basic	7,458,341	7,921,456	6,377,268
Weighted average shares - diluted	9,259,634	7,921,456	8,086,253

See accompanying notes.

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UNITED STRATEGIES, INC. STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AS OF JUNE 30, 2011, 2010 and 2009

	Series B				Additional		Total
	Convertible				Paid In	Retained	Stockholders’
	Preferred Stock		Common Stock		Capital	Earnings	Equity
	Shares	Amount	Shares	Amount
Balance as of July 1, 2008	167,000	$167	4,246,370	$4,246	$2,121,918	$39,690	$2,166,021

Exercise of stock options	-	-	4,009,086	4,009	76,173	-	80,182

Share-based compensation	-	-	-	-	33,840	-	33,840

Repurchase of common stock	-	-	(334,000)	(334)	(133,266)	-	(133,600)

Net Income	-	-	-	-	-	944,994	944,994

Balance as of June 30, 2009	167,000	167	7,921,456	7,921	2,098,665	984,684	3,091,437

Net (Loss)						(95,998)	(95,998)

Balance as of June 30, 2010	167,000	167	7,921,456	7,921	2,098,665	888,686	2,995,439

Share-based compensation	-	-	-	-	47,000	-	47,000

Repurchase of common stock	-	-	(820,567)	(821)	(96,799)	-	(97,620)

Net Income	-	-	-	-	-	45,435	45,435

Balance as of June 30, 2011	167,000	$167	7,100,889	$7,100	$2,048,866	$934,121	$2,990,254

See accompanying notes.

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UNITED STRATEGIES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED JUNE 30, 2011, 2010 AND 2009

	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,435	$(95,998)	$944,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,690	66,373	56,738
Stock-based compensation	47,000	-	33,840
Bad debt expense	62,439	416,901	206,883
Change in deferred income tax	(27,695)	(25,760)	(48,606)
Loss on sale of subsidiaries	-	-	69,877
Change in cash surrender value of life insurance	(250,442)	(87,154)	(37,231)
Changes in operating assets and liabilities:
Accounts receivable	(1,387,270)	(788,708)	2,243,977
Other receivable	24,707	(24,707)	-
Inventory	(96,558)	228,410	(472,142)
Prepaid expenses	99,003	(179,749)	28,186
Other assets	-	(4,274)	(4,971)
Accounts payable	(243,836)	1,418,775	(4,146,940)
Accrued expenses	(157,794)	(248,158)	136,579
Income taxes payable	-	(105,618)	(439,159)

Net cash provided by (used In) operating activities	(1,719,321)	570,333	(1,427,975)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant & equipment	(33,518)	(75,082)	(18,478)
Repayments on notes receivable - stockholders	7,357	80,182	34,182
Proceeds from sale of subsidiaries	-	-	500,000

Net cash (used in) provided by investing activities	(26,161)	5,100	515,704

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of intangible asset – Niksar	-	(275,000)	-
Net (payments on) proceeds from revolving line of credit	1,328,584	(1,005,992)	2,212,932
Payments for repurchase of common stock	(97,619)	-	(133,600)

Net cash (used in)provided by financing activities	1,230,965	(1,280,992)	2,079,332

CHANGE IN CASH AND CASH EQUIVALENTS	(514,517)	(705,559)	1,167,061

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	891,729	1,597,288	430,227

CASH AND CASH EQUIVALENTS AT END OF YEAR	$377,212	$891,729	$1,597,288
Cash paid during the year for:

Interest	$103,144	$136,064	$94.666

Taxes	$34,444	$62,612	$1,134,422

See accompanying notes.

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UNITED STRATEGIES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements For the years ended June 30, 2011, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

United Strategies, Inc. (the “Company”), a Delaware Corporation, was incorporated on December 30, 1997, as a management holding company. The Company acquired Promark Technology, Inc. (Promark), previously known as System Solutions Technology, Inc. (SST) on June 18, 1998. Promark is a value-added distributor of storage systems and related equipment. Promarkis an information technology distributor, focused on emerging storage technology.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Promark. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less from the date of purchase.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company’s standard payment term to our customers is net30 days. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance (allowance for doubtful accounts) based on its assessment of the current status of individual accounts. The allowance for doubtful account balance as of June 30, 2011 and 2010 was $255,000 and the balance at June 30, 2009 was $250,000. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to trade accounts receivable.

Inventory

Inventory, which consists of computer and peripheral equipment (both finished goods), is stated at the lower of cost or market. Inventory costs are determined using first-in, first-out method.

Supplier Marketing Funds and Purchase Incentives

The Company from time to time receives discounts, volume discounts and purchase incentives from our manufacturers. The Company uses these incentives to reduce the cost of goods sold once the funds are received. The Company periodically receives marketing funds from its manufacturers which are used to offset the cost of marketing initiatives for those manufacturers. The company offsets marketing expenses with these funds.

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Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the identifiable net assets acquired in purchase business combinations. The Company accounts for goodwill in accordance with ASC 350 Goodwill and Other Intangible Assets. Under ASC 350, goodwill is subject to annual impairment tests or more frequently when events and circumstances occur indicating that recorded goodwill may be impaired. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. The implied fair value of goodwill is the amount determined by deducting the estimated fair value of all the tangible and identifiable intangible net assets of the reporting unit to which goodwill has been allocated from the estimated fair value of the reporting unit. If the recorded value of goodwill exceeds its implied value, an impairment charge is recorded for the excess. There were no such impairments in 2011, 2010 or 2009.

Revenue Recognition

The Company distributes imaging systems and related equipment, and assembles and sells computer systems and peripheral equipment. Revenue from the sale of such products is recognized when the Company ships the product to customers and title has passed. Promark also receives commissions from providing sales-agent services to third parties. Such commissions are recognized as revenue when the commissions are received.

The Company follows ASC 605-25, Multiple Element Arrangements. Under this policy, we allocate the total arrangement consideration to each separable element based on the relative selling price of each element in accordance with selling price hierarchy, which includes: vendor specific objective evidence (VSOE),if available; third party evidence (TPE), if VSOE is not available; and the best estimate of selling price if neither VSOE nor TPE is available. In general, the Company uses VSOE to allocate the selling price to each element. Arrangement consideration allocated to undelivered elements is deferred until delivery of the individual elements.

The Company generated approximately $550,000 of revenue from services in 2011. The Company's revenue from services is immaterial to the consolidated financial statements for the years ended June 30, 2011, 2010, and 2009. Occasionally, the Company's arrangements with its customers may involve the sale of one or more products and services at the same time.

The Company does not have any warranty obligations to the products that it sells. The product is warranted by the manufacturers we distribute. Products that are returned via a Return Material Authorization (RMA) process are returned to the manufacturer and the Company is credited for the product return. After receipt of the credit, the Companythen credits the customer’s account.

The Company from time to time offers marketingfunds, purchasing incentive, discounts and rebates to customers. These instances are on a case by case basis and factor such as customer’s sales, size of opportunity, customer payment history are factors used to determine what may be offered. In all cases funding of marketing, incentives, discounts and rebates are recorded as an increase in the Company’s expenses.

We recognize revenue from applicable transactions on a gross basis. We believe that this revenue policy is appropriate, based upon the following criteria as described in paragraphs 1-18 of ASC 605-45-45:

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•	we consider ourselves to be the primary obliger in the arrangement and have the ultimate responsibility to provide the end-customer all the deliverables under the contract.

•	we have general inventory risk. We take title to inventory prior to delivery to the customer and maintain a stock of inventory from which we ship products to our customers.

•	we have several vendor options from which to purchase our inventory. While specific brands are only available from certain vendors, our customers have options about the products they purchase.

•	we have latitude in establishing pricing. While we believe there is a maximum and minimum gross margin percentage within which we believe we may operate, we have full control over the prices we sell to our customers for merchandise.

•	we assume credit risk for the amount billed to the customer.

Depreciation and Amortization

Property, plant and equipment is recorded at cost, except of those assets acquired as part of the Promark acquisition, which have been recorded at their estimated fair values at the date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

Stock Options

The Company applies ASC 718-10, Share-Based Payment, which requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize the cost over the period during which an employee is required to provide service in exchange for the award. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its statement of operations using the straight-line method over the vesting period of the award, net of estimated forfeitures.

The use of the Black-Scholes option pricing model to estimate the fair value of share-based awards requires that the Company make certain assumptions and estimates for required inputs to the model, including (i) the fair value of the Company’s common stock at each grant date, (ii) the expected volatility of the Company’s common stock value based on industry comparisons, (iii) the expected life of the share-based award, (iv) the risk-free interest rate, and (v) the dividend yield. The Company uses the Black-Scholes option pricing model. The Black-Scholes option pricing model was developed for estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company has adopted the provision that long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets. There were no such impairments for the years ended June 30, 2011, 2010 and 2009.

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Income Taxes

The Company calculates its income tax provision using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Since the Company files a consolidated federal income tax return, Promark is charged for the proportional share of federal income tax on its net taxable income. Promark is subject to state income tax and report these expenses as incurred.

Uncertain Tax Positions

Management considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential changes that management believes are more likely than not to occur upon examination by the tax authorities. Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, reserve for inventory obsolescence, and recoverability of deferred tax assets. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject to the Company to concentration of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers composing the company’s customer base, and their dispensation across many different industries. Additionally, the Company maintains cash balances that, at times, during the years ended June 30, 2011, 2010 and 2009, exceeded the federally insured limit per financial institution.

Advertising

Costs incurred for producing and communicating advertisements are expensed as incurred and included in Selling, general and administrative expenses in the accompanying statement of operations. Advertising expenses, net of reimbursements from suppliers, were immaterial for the years ended June 30, 2011, 2010 and 2009.

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NOTE 2 – NOTES RECEIVABLE - STOCKHOLDERS

In January 2009, three key employees exercised stock options to purchase 4,009,086 shares of common stock for a total of $80,182. In lieu of cash, the Company agreed to accept notes receivable from these employee/stockholders. The notes accrued interest at 6.0% per annum which was payable in monthly installments with the first payment due in August 2009. All unpaid principal and interest was due January 2014. The remaining balance of these notes receivable was $80,812 at June 30, 2009 and is included in notes receivable – stockholders. The balance was paid off in its entirety at June 30, 2010.

In September 2007, four key employees exercised stock options to purchase 2,076,941 shares of common stock for a total of $41,539. In lieu of cash, the Company agreed to accept notes receivable from these employee/stockholders. The notes accrued interest at 6.0% per annum which was payable in monthly installments with the first payment due September 2008. All unpaid interest and principal was due August 2013. The balance was paid off in its entirety at June 30, 2011.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipmentincludesthe following at June 30:

	2011	2010	2009
Machinery and equipment	$334,208	$311,812	$236,729
Automobiles	5,000	5,000	5,000
Office furniture and equipment	66,464	59,795	59,795
Leasehold improvements	263,525	259,072	259,072
	669,197	635,679	560,596

Less accumulated depreciation and amortization	(468,067)	(394,044)	(327,671)

Property, plant and equipment, net	$201,130	$241,635	$232,925

Depreciation and amortization expense on property, plant and equipment amounted to $165,689, $66,674 and $50,556 for the years ended June 30, 2011, 2010 and 2009, respectively.

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NOTE 4 – REVOLVING LINE OF CREDIT

For the year ended June 30, 2010, the Company had a commercial bank revolving line of credit for up to $10 million with interest payable at 0.5% above the financial institution’s prime rate. Interest is payable on a monthly basis. The line was secured by substantially all of the Company’s assets. The term of the agreement ended August 2010 and was subject to successive automatic renewals of one year thereafter. The loan agreement relating to the $10 million line of credit provided for borrowings based upon using as collateral certain trade receivables less than 90 days old and fifty percent of inventory. The inventory base could yield a borrowing amount to a maximum of $750,000. It also contained other various financial covenants. This line of credit was paid in full on August 17, 2010.

On August 17, 2010, a loan agreement was signed with a different financial institution. Under the new agreement, the Company has a revolving line of credit for up to $10 million with interest payable at the financial institution’s prime rate. Interest is payable on a monthly basis. The line is secured by substantially all of the Company’s assets. The loan has a tangible net worth and fixed charge coverage financial covenant. During fiscal year 2011, the Company was not in compliance with one of the covenants, a waiver of the violations of the covenant was obtained by the Company from the financial institution. The term of the agreement was set to expire November 5, 2011 and has subsequently been extended to November 5, 2012.

The Company’s line of credit allows the Company to borrow 85% of accounts receivable and 50% of its Inventory up to $1.0 million. Draw downs on the line of credit are processed automatically by the financial institution. Customer’s payments are paid directly to a lockbox held by the financial institution.

Tangible Net Worth Covenant calculation: A minimum tangible net worth of not less than $1,000,000 through March 31, 2011 thereafter increasing to a minimum tangible net worth of not less than $1,250,00 through maturity. Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

Minimum Fixed Charge Coverage: Borrower shall maintain EBITDA plus rent expense at a minimum of 1.25 times Fixed Chares. Fixed Charges shall include current portion of long term debt (secured and unsecured), capital lease obligations, interest expense (current and deferred) and rental expense. This ratio will be measured quarterly, commencing with the quarter ending March 31, 2011, based upon the trailing six months performance, annualized.

The balance of the revolving line of credit was $4,817,951 and $3,489,366 at June 30, 2011 and 2010.

NOTE 5 – RETIREMENT PLANS

The Company sponsors a 401(k) profit sharing plan (the “Plan”) covering substantially all of its employees subject to certain age and length of service requirements. Employee contributions are elected by the employee as a percent of employee’s salary. The Company may make discretionary contributions to the Plan. Effective January 1, 2011, the Company discontinued its policy on matching employee deferral contributions. The Company contributed approximately $77,000, $138,000 and $146,000 for the years ended June 30, 2011, 2010 and 2009, respectively.

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NOTE 6 – COMMITMENTS AND CONTINGENCIES

The company leases certain office space under an operating lease agreement. The lease term began in March 2006 and expires in July 2016. Future minimum lease payments as of June 30, 2011, under non-cancelable operating leases for each of the next five years are as follows:

Year ending June 30
2012	$83,349
2013	85,433
2014	87,569
2015	89,758
2016	92,002

Rent expense attributable to operating leases was approximately $81,000, $74,000 and $65,000 for the years ended June 30, 2011, 2010 and 2009, respectively.

NOTE 7 – COMMON STOCK

Under various stock pledge agreements, the holders of common stock are not entitled to receive any dividends or other distributions from the Company unless and until all of the obligations owed to the financial institutions, as described in Note 4, have been performed and/or paid in full.

In December 2010, the Company repurchased and retired 820,567 shares of common stock.

Series B Convertible Preferred Stock

On June 18, 1998, in connection with the acquisition of MSTC, the Company issued 702,000 shares of Series B Convertible Preferred Stock at $0.0001 par value per share and $1.85 stated value per share. The holders of Series B Convertible Preferred Stock are entitled to receive noncumulative dividends, prior to any declaration or payment of any dividend on the common stock, at a rate of 6 percent of the stated value per annum. These dividends are payable when declared by the Board of Directors.

In the event of any voluntary or involuntary liquidation, Series B Convertible Preferred Stockholders are entitled to receive, prior to any distribution of any assets of the Company to the common stockholders, an amount equal to the sum of (1) the stated value for each outstanding share of Series B convertible Preferred, as adjusted to reflect any stock splits, stock dividends or other recapitalization and (2) an amount equal to all declared but unpaid dividends on each such share.

Series B Convertible Preferred Stockholders have the right to vote with the common stockholders as single class, and have the right to one vote for each share of common stock into which such share of Series B Convertible Preferred could then be converted.

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Series B Convertible Preferred Shares will be converted into shares of common stock upon the consummation of an Initial Public Offering. Each share of Series B Convertible Preferred Stock is convertible into one share of common stock, adjusted to reflect any stock splits, stock dividends, or other recapitalizations of common stock.

In connection with the pending merger, each outstanding Series B Convertible share will be converted into one share of common stock.

The liquidation value of Series B Convertible Preferred Stock was $308,950 as of June 30, 2011 and 2010.

NOTE 8 – EARNINGS PER SHARE

Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per common share include the potential dilution that would occur from the common shares issuable upon the exercise of outstanding stock options and warrants and the conversion of preferred stock. The following summarizes the computations of basic and diluted earnings (loss) per share:

	June 30, 2011	June 30, 2010	June 30, 2009

Income (loss) available to common stockholders - continuing operations	$45,435	$(95,998)	$831,973
Income (loss) available to common stockholders - discontinued operations, net of tax	-	-	113,021

Income (loss) available to common stockholders	$45,435	$(95,998)	$944,994

Weighted average shares - basic	7,458,341	7,921,456	6,377,268
Effect of convertible preferred stock	167,000	-	167,000
Effect of dilutive stock options	1,634,293	-	1,541,985

Weighted average shares - diluted	9,259,634	7,921,456	8,086,253

Earnings per share–basic - continuing operations	$0.01	$(0.01)	$0.13
Earnings per share–diluted - continuing operations	$0.00	$(0.01)	$0.10

Earnings per share –basic - discontinued operations, net of tax	$-	$-	$0.02
Earnings per share–diluted - discontinued operations, net of tax	$-	$-	$0.01

Earnings per share - Basic	$0.01	$(0.01)	$0.15
Earnings per share - diluted	$0.00	$(0.01)	$0.12

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There were no antidilutive securities as of June 30, 2011 or 2009. For the year ended June 30, 2010, there were 3,523,543 antidilutive stock options and 167,000 antidilutive shares of convertible preferred stock.

NOTE 9 – STOCK OPTION PLAN

Effective November 30, 2001, the Company adopted the 2001 Stock Option Plan (the “Plan”), which supersedes the 1998 plan and provides for issuance of up to 1,500,000 shares of common stock. The Plan was amended in July 2010 to provide for the issuance of up to 17,663,572 shares of common stock. The Plan provides for, among other things, the issuance of incentive stock options. Any employee, non-employee director, independent contractor, or consultant of the Company of its subsidiary shall be eligible to be considered for the grant of shares of common stock of the Company or a stock option with an exercise or conversion privilege at a price related to the common stock or with a value derived from the value of the common stock. The options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes-Merton option valuation model and the straight-line attribution approach with the following weighted average assumptions for the years ended June 30, 2011, 2010 and 2009. Using the calculated method, management has determined that the options issued in fiscal year ended June 30, 2011 have a value of approximately $0.10 per share. Compensation cost recognized on the options granted for the year ending June 30, 2011 was $47,000. There were no stock options granted for the fiscal year ended June 30, 2010 and 600,000 stock options were granted during fiscal year ended June 30, 2009.

	2011	2010	2009
Expected Term (in years)	9.93	0	9.93
Volatility	75.00%	0	75.00%
Risk-free interest rate	2.96%	0	3.71%
Dividend yield	-	-	-

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A summary of stock options activity for the year ended June 30, 2011 is as follows:

			Weighted
		Weighted	Average
	Number of	Average	Remaining	Intrinsic
	Shares	Exercise Price	Contractual Life	Value
Outstanding at July 1, 2010	3,523,543	$0.04	7.8 years	$246,648
Options Granted	470,000	0.07	9.0 years	$37,600
Options Exercised	-	-
Options Forfeited	(804,433)	0.04	7.2 years	$64,355

Outstanding at June 30, 2011	3,189,110	$0.04	6.1 years	$319,484

Exercisable at June 30, 2011	3,189,110	$0.04	6.1 years	$319,484

The Company will not incur any additional expenses related to stock options outstanding at June 30, 2011.

Expected Term: The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration for the contractual terms of the stock-based awards and vesting schedules.

Expected Volatility: The fair value of stock based options made for the year ended June 30, 2011, were valued using the Black-Scholes valuation method with a volatility factor based on the historical stock prices of publically traded companies operating in the same industry as the Company over the expected term of the option.

Risk-Free Interest Rate: The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend: The Company has not paid any dividends. The Company currently has no plans to pay or declare dividends.

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NOTE 10 – INCOME TAXES

The components of the deferred income tax asset (liability) accounts are temporary differences arising from the following as of June 30, 2011 and 2010:

	2011	2010
Accounts receivable	$102,000	$102,000
Inventory	16,000	16,000
Intangible asset	29,334	-
Property and equipment	18,824	20,463

Total deferred tax assets	$166,158	$138,463

The components of the income tax provision were as follows for the years ended June 30, 2011, 2010 and 2009:

	2011	2010	2009
Current expense (benefit)	$40,157	$(39,575)	$694,734
Deferred expense (benefit)	(27,695)	(25,760)	(42,613)

	$12,462	$(65,335)	$652,121

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows for the years ended June 30:

	2011	2010	2009
Federal taxes	34.0%	34.0%	34.0%
Reduction due to graduated rate	(16.6)%	0.0%	0.0%
State taxes	5.4%	5.4%	5.4%
Other permanent differences	(1.3)%	1.1%	1.4%
Effective rate	21.5%	40.5%	40.8%

NOTE 11 – MAJOR CUSTOMERS/VENDORS

During the years ended June 30, 2011, 2010 and 2009, the Company had sales to CDW Corporation, that were approximately 23%, 24% and 22%, respectively, of total annual sales. This customer had outstanding receivables to the Company of approximately 10%, 14% and 15% of the total outstanding receivables at June 30, 2011, 2010 and 2009 respectively.

Additionally, during the year ended June 30, 2011, the Company purchased goods for resale from one vendor, Exagrid, amounting to approximately 15% of total purchases. For the years ended June 30, 2010 and 2009, the company purchased goods for resale from one vendor, HP/Lefthand Networks, amounting to approximately 21% and 50% of total purchases.

We have evaluated our business for operating segments and have determined that our business consists of a single segment, based on the criteria outlined in ASC 280-10-50. Revenue generated by service, installation, and training is minimal in comparison to product sales. Our customers are generally within the United States; amounts sold to customers in foreign countries is immaterial for each of the years ended June 30, 2011, 2010, and 2009. All of our ling-lived assets are also within the United States. Lastly, we did not have sales to any single customer or group of customers that exceeded 10% of revenues in any of the years ended June 30, 2011, 2010, or 2009.

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NOTE 12 – RELATED PARTY TRANSACTIONS

The other receivable amount on the balance sheet of $24,707 at June 30, 2010 represents amounts due from MSTC and QFI. The balance relates to expenses that the Company paid on behalf of MSTC and QFI. At June 30, 2011, this amount has been repaid. Both MSTC and QFI were previous subsidiaries of the Company and share common ownership with the Company. They provide a wide range of services, including imaging and document system design, facility management, records reproduction and quality assurance services.

During fiscal year ending June 30, 2011, $24,440 was paid to QFI for imaging and consulting services.

Two of the Company’s shareholders are owners of limited liability company that owns rental property. This property was used by the Company’s employees and vendors periodically throughout the year. During the year ended June 30, 2011, the Company paid rental fees of $99,000 to the limited liability company for the use of the property.

NOTE 13 – INTANGIBLE ASSETS

During June 2010, the Company hired an employee, from Niksar Data Services (Niksar), to head its professional services division. The Company paid $275,000 to Niksar and the employee signed a three-year employment agreement that included a non-compete clause. This non-compete clause will be amortized over the life of the employee’s employment contract. The Company will recognize $91,667 in fiscal years 2011, 2012 and 2013.

NOTE 14 – SUBSEQUENT EVENTS

On November 5, 2011 the Company renewed it $10 million line of credit with the financial institution for a period of one year. The expiration date of the new arrangement is November 5, 2012.

On or about March 30, 2012, the Company plans to merge with Sand Hills, Inc. with the shareholders of the Company receiving Sand Hills, Inc. stock in exchange for the Company stock. Each Series B Preferred Share of the Company will be converted into one Common Share of the Company. All common shares of the Company will be exchanged for approximately three shares of Sand Hills, Inc.

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